SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): October 29, 2004

                         Commission file number 0-19292

                              BLUEGREEN CORPORATION
             (Exact name of registrant as specified in its charter)

             Massachusetts                                  03-0300793
    (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                      Identification No.)

         4960 Conference Way North, Suite 100, Boca Raton, Florida 33431
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (561) 912-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement a Registrant.

      On October 29, 2004, we borrowed $10.0 million under an existing acquisition and development loan with Wells Fargo Foothill, Inc. (the "Loan"). The Loan is collateralized by the real property homesites (and personal property related thereto) at our Traditions of Braselton(TM) golf course community in Braselton, Georgia. The Loan requires principal payments based on agreed-upon release prices as homesites are sold and bears interest at the prime lending rate plus 1.25%, payable monthly. Outstanding indebtedness related to the Loan is due on March 10, 2006.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  November 2, 2004                  By:  /S/ JOHN F. CHISTE
                                              ----------------------------------
                                              John F. Chiste
                                              Senior Vice President, Treasurer
                                              and Chief Financial Officer